UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 17, 2008
Nash-Finch Company
(Exact name of Registrant as specified in its charter)

Delaware	0-785	41-0431960
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7600 France Avenue South,
Minneapolis, Minnesota	55435
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 832-0534
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K/A
Exhibit 10.1
Exhibit 10.2
Exhibit 99.1

Explanatory Note
     Nash-Finch Company (the “Company”) is filing this Current Report on Form 8-K/A as Amendment No. 1 to its Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “Commission”) on December 18, 2008 solely to (1) disclose that the Asset Purchase Agreement (as defined below) filed as an exhibit to the Form 8-K has been amended and to file such amendment as an exhibit to this Form 8-K/A, (2) disclose that the Acquisition (as defined below) described in the Form 8-K closed on January 31, 2009, (3) disclose that certain of the Company’s executive officers were awarded stock appreciation rights, and (4) attach as an exhibit to this Form 8-K/A a copy of the Company’s press release, dated February 2, 2009, announcing the closing of the transaction. No other information contained in the Form 8-K is amended by this Form 8-K/A.
Item 1.01 Entry into a Material Definitive Agreement.
     As previously reported in the Form 8-K filed by Company, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with GSC Enterprises, Inc. (“GSC”), MKM Management, L.L.C., Michael K. McKenzie and Grocery Supply Acquisition Corp, a wholly-owned subsidiary of the Company (the “Purchaser”). Pursuant to the Asset Purchase Agreement, the Purchaser agreed to purchase certain specified assets and liabilities of GSC related to wholesale food distribution services for military commissaries and exchanges, and operate GSC’s three distribution centers located in San Antonio, Texas, Pensacola, Florida and Junction City, Kansas (the “Acquisition”). On January 31, 2009, GSC and the Company entered into the First Amendment to the Asset Purchase Agreement to revise certain definitions and certain disclosures.
     Under the terms of the Asset Purchase Agreement, as amended, the Company paid approximately $78 million to GSC in an all-cash transaction, which was partly funded by the Company’s asset-backed credit agreement (the “Credit Agreement”), the aggregate commitments under which were increased by an amount equal to $40 million. In accordance with the terms of Credit Agreement, the Purchaser was added as a guarantor under the Credit Agreement and the guaranty executed in connection therewith and joined the security agreement executed in connection with the Credit Agreement as a pledgor.
     The closing of the Acquisition occurred on January 31, 2009. A copy of the First Amendment to the Asset Purchase Agreement is attached Exhibit 10.1 to this Form 8-K/A.
     On February 2, 2009, the Company issued a press release announcing the closing of the Acquisition. The press release is furnished herewith as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As previously reported in a Current Report on Form 8-K filed by the Company on December 23, 2008 (the “December 23 Form 8-K”), the Compensation and Management Development Committee of the Company’s Board of Directors (the “Committee”) authorized the adoption of a stock appreciation rights incentive program (the “Plan”) for members of the Company’s senior management. Pursuant to the Plan, the Committee granted stock appreciation rights (the “SARs”) for a total of 267,345 shares under the Company’s 2000 Stock Incentive Plan. The issuance of the SARs was subject to forfeiture in the event the closing of the Acquisition did not occur by December 31, 2009. Since the closing occurred before that date, the SARs granted on December 17, 2008 remain in effect.
     The foregoing description of the SARs is qualified by reference to the form of Stock Appreciation Rights Award Agreement, a copy of which is filed as Exhibit 10.2 to this Form 8-K/A.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is filed as part of this Current Report on Form 8-K/A:

Exhibit No.	Description

10.1	First Amendment to the Asset Purchase Agreement, dated as of January 31, 2009, by and among GSC Enterprises, Inc. and Nash Finch Company

10.2	Form of Stock Appreciation Rights Award Agreement

99.1	Press Release issued by the registrant, dated February 2, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASH-FINCH COMPANY
Date: February 3, 2009	By:	/s/ Kathleen M. Mahoney
		Name:	Kathleen M. Mahoney
		Title:	Senior Vice President, General Counsel and Secretary

NASH-FINCH COMPANY
EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K/A

Exhibit No.	Description

10.1	First Amendment to the Asset Purchase Agreement, dated as of February 2, 2009, by and among GSC Enterprises, Inc. and Nash Finch Company

10.2	Form of Stock Appreciation Rights Award Agreement

99.1	Press Release issued by the registrant, dated February 2, 2009

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